CHRISTOPHER JOHNS AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made this 8th day of March, 2011, between SupportSave Solutions, Inc., a Nevada corporation, (the “Company”) and Christopher Johns (“Employee”).

WHEREAS, the Company and Employee previously entered into an Employment Agreement on November 1st, 2010 (the “Employment Agreement”);

WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, the parties hereto hereby agree to amend the Employment Agreement as follows:

A.    Paragraph 2.01(a)(ii) of the Employment Agreement is deleted and now reads as follows:

Serve as Chairman of the board and President, reporting directly to the Company’s Board of Directors (the “Board”); and

B.     Paragraph 3.01(a) of the Employment Agreement is deleted and now reads as follows:

The Base paid to Executive by Company for the remainder of the Initial Term will be Forty-Eight Thousand United States Dollars ($48,000), payable in equal semi-monthly installments, subject to customary withholding for federal, state, and local taxes and other normal and customary withholding items required by state and/or federal law;

C.     In all other respects, the remaining terms, covenants, conditions and provisions of the Employment Agreement shall continue in full force and effect to the extent provided in the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SUPPORTSAVE SOLUTIONS, INC.	EMPLOYEE:

/s/ Aina Dumlao By: Aina Dumlao Its: CEO	/s/ Chris Johns Chris Johns